Exhibit 10.7

PROFESSIONAL HOLDING CORP.

2014 SHARE APPRECIATION RIGHTS PLAN

Professional Holding Corp., a registered bank holding company organized under the laws of the State of Florida (“Corporation”), hereby adopts this 2014 Share Appreciation Rights Plan (“Plan”) through its Board of Directors for benefit of its employees and for the benefit of the employees of Professional Bank (“Bank”), its wholly owned subsidiary, effective as of October 21, 2014, (“Effective Date”) (Corporation and Bank are collectively referred to as “Company”).

1.                Purpose. The purpose of the Plan is to further the growth, development and financial success of the Company by providing appropriate incentives to certain key employees who have been or will be given responsibility for the management or administration of the business affairs; to provide for distinct plans for operating management in order to maximize incentives offered while minimizing expenses; and to enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to both the Company’s long-range success. This Plan shall be separate and distinct from the Professional Bank 2012 Share Appreciation Rights Plan.

2.                Definitions.

(a)               “Base Price” shall mean the Fair Market Value of a Unit at the time of the Grant.

(b)               “Board” shall mean the Board of Directors of the Corporation.

(c)               “Change in Control” shall mean any one of the following events with respect to the Company (and as pertains to either the Corporation or the Bank):

(i)                 “Change in the Ownership of the Company” that occurs on the date that any one person, or more than one person acting as a group acquires ownership of Common Stock of the Company that, together with Common Stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Common Stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the Common Stock of the Company (or such higher percentage specified in accordance with the preceding sentence), the acquisition of additional Common Stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company. An increase in the percentage of Common Stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its Common Stock in exchange for property will be treated as an acquisition of Common Stock for purposes of this section. This section applies only when there is a transfer of Common Stock of the Company (or issuance of Common Stock of a Company) and Common Stock in the Company remains outstanding after the transaction; or

(ii)               “Change in the Effective Control of the Company” that occurs only on either of the following dates:

(1)               The date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock of the corporation possessing 30 percent or more of the total voting power of the Common Stock of such corporation, or

(2)               The date a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or

(iii)               “Change in the Ownership of a Substantial Portion of a Company’s Assets” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(d)               “Chairman” shall mean the Chairman of the Board of the Corporation, as elected from time to time.

(e)               “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)                “Committee” shall mean the Compensation Committee of the Corporation, which shall be the administrative committee for the Plan (the “Committee”); provided, that to the extent required by Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act, such Committee shall be comprised solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act. All references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed.

(g)               “Common Stock” shall mean the Class A Common Stock of the Corporation, $0.01 par value per share.

(h)               “Company” shall mean the Corporation and/or the Bank as the case may be in the context used as to all provisions of this Plan.

(i)                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)                 “Fair Market Value” shall mean (1) the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (2) the closing price of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (3) the closing bid price last quoted by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common Stock is not publicly-traded, “Fair Market Value” shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length consistent with the provisions of Regulation 1.409A-1(b)(5)(iv)(B). The Fair Market Value of the Common Stock shall be determined consistently once every 365 days during which period the Fair Market Value so determined shall be used for all purposes of this Plan; provided, however, the Committee may select an interim valuation date on a nondiscriminatory basis it its discretion if and when it deems necessary. Notwithstanding the foregoing, the Committee’s determination of the Fair Market Value of Common Stock under this Plan shall not take into consideration any amounts paid by the Company to Shareholders in redemption of Common Stock. In addition, the Committee may use any other alternate valuation methods for separate actions for which a valuation is relevant provided that a single valuation method is used for each separate action and, once used, may not retroactively be altered once the valuation has been established, as contemplated in Regulation 1.409A-1(b)(5)(iv)(B)(3).

(k)                 “Grant Date” shall mean, with respect to any individual Participant, the date such Participant has executed a separate Unit Agreement pursuant to the terms of this Plan.

(1)                 “Liquidity Event” shall mean an event that triggers an exit opportunity for holders of the Common Stock of the Corporation or the holders of the common stock of the Bank (depending on the nature of the sales transaction) to liquidate their stock holdings through a transaction with the Corporation or with the Bank that (A) results in the receipt of cash or securities by either (i) the Corporation for Bank’s common stock or (ii) by the Corporation’s Shareholders for their Common Stock and provided (B) the receipt of cash or securities in (A) occurs in the same transaction in which a Change in Control shall occur.

(m)             “Noncompetition Requirement” shall mean the agreement by the Participant with the Company, contained within each Unit Agreement, that during the Term and for a period of three hundred sixty-five days (365) following the Participant’s separation from service with the Bank for any reason whatsoever (except where the employment of the Participant is terminated pursuant to Section 8.(c) of the Plan), Participant will not enter the employ of, or have any interest in, directly or indirectly (either as executive, partner, director, officer, consultant, principal, agent or employee), any other bank or financial institution or any entity which either accepts deposits or makes loans (whether presently existing or subsequently established) and which has an office located within a radius of 50 miles of any office of the Bank; provided, however, that the foregoing shall not preclude any ownership by the Participant of an amount not to exceed 5% of the equity securities of any entity which is subject to the periodic reporting requirements of the 1934 Act and the shares of Bank common stock owned by the Participant at the time of termination of employment.

(n)               “Option 1” shall mean the Participant has made an irrevocable election, as of the Grant Date, to receive payment of a Unit Appreciation Payment under this Plan after the Unit has vested in accordance with Section 7(a) of this Plan.

(o)               “Option 2” shall mean the Participant has made an irrevocable election, as of the Grant Date, to receive payment of a Unit Appreciation Payment under this Plan after the Unit has vested in accordance with Section 7(b) of this Plan.

(p)               “Participant” shall mean select group of management or highly compensated employees who are in the regular employment of the Company and who are expected to be primarily responsible for the management, growth, or supervision of some part or all of the business of the Company. The power to determine who is and who is not a Participant shall be reserved solely for the Committee but participation shall exclude employees who would not qualify as one of the foregoing group of employees.

(q)               “Participant Election” shall mean the irrevocable election the Participant makes in the Unit Agreement to receive payment of a Unit Appreciation Payment under this Plan under Option 1 or Option 2.

(r)                “Plan” shall mean this Professional Bank 2014 Share Appreciation Rights Plan.

(s)                “Prior Plan” shall mean the Professional Bank 2012 Share Appreciation Rights Plan.

(t)                 “Regulation” shall mean a Treasury Regulation unless otherwise clear from the context used.

(u)               “Separation from service” shall have the same meaning as in Regulation 1.409A-1(h).

(v)               “Shareholders” shall mean the holders of the Common Stock.

(w)             “Term” shall include the period beginning upon the effective date of this Plan, October 21, 2014, and continuing until such time as Participant has separated from service with the Company in Section 8.

(x)               “Unit” shall mean a vested or nonvested future right to share in the increase the Fair Market Value of a share of Common Stock as may be granted under this Plan which may entitle a Participant to receive a Unit Appreciation Payment as more specifically provided in Section 8.

(y)               “Unit Agreement” shall mean an agreement between Company and a Participant setting out the terms and conditions of a grant of Units, substantially in the form attached hereto as Exhibit A.

(z)               “Unit Appreciation Payment” shall mean the payment equal to the difference between the Base Price of a Unit and the Fair Market Value of the Unit (but not below zero) as of the date set forth in Section 8 hereof.

3.       Effective Date and Termination Date. The Plan was approved by the Board on October 21, 2014. The Plan shall be effective as of October 21, 2014 upon its adoption by the Board. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 13 hereof (“Termination Date”). With respect to any Units outstanding after the Termination Date, vested or unvested, the terms of this Plan shall continue to apply to: (i) unvested Units under Option 1 until such time as the Units are vested and a Unit Appreciation Payment has been made pursuant to Section 8.(a); and (ii) all Units under Option 2, until such Units are vested under Section 7.(b), the occurrence of an event described in Section 8.(b) and a Unit Appreciation Payment is made.

4.       Grants of Units. Units may be granted to any Participant designated by the Committee, who in the discretion of the Committee, has already made or is in a position to make a significant contribution to the success of the Company. Subject to the provisions of this Plan, the Committee shall determine at what time(s) Units are to be granted, which Participants are to be granted Units, the number of Units, the duration of each Unit, the Base Price for each Unit (as herein defined), and the time or times within which all or portions of each Unit shall vest. In making such determinations, the Committee shall consider the nature of the services rendered by the employee, the employee’s present and potential future contributions and such other factors as the Committee, in its sole discretion, deems relevant. Notwithstanding the above, the Committee may delegate certain powers relating to the granting of Awards as it deems appropriate to executive officers of the Company, including the power to determine certain terms and conditions of such grants. The Participant shall make the Participant Election in the Unit Agreement to receive payment of a Unit Appreciation Payment under this Plan pursuant to either Option 1 or Option 2. A Participant Election that is made for Unit(s) in a Unit Agreement cannot subsequently be changed or modified by Participant or Company. However, different Participant Elections may be made for the Unit(s) granted in each separate Unit Agreement.

5.       Available Units. The maximum number of Units which shall be made available for issuance under the Plan shall be Five Hundred Thousand (500,000) Units. If any Unit granted under the Plan is terminated, forfeited, or ceases to be exercisable for any other reason prior to the end of the period during which Units may be granted under the Plan, such unpaid Units shall become available for new grants under the Plan to any eligible employee, including the original holder of such Units.

6.       Consideration of Grant.

(a)               Services are Consideration of Grants. Grants of Units under the Plan are made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan and the Unit Agreement.

(b)               Noncompetition Requirement. As a condition precedent to the grant of any Unit, the Participant shall agree by execution of the Unit Agreement that any entitlements to a Unit Appreciation Payment accrued or received under this Plan shall be subject to Participant’s compliance with the Noncompetition Requirement. The Committee may also require the Participant to agree to the amendment of the Participant’s employment agreement, if any, to participate in the Plan and forego participation in the Prior Plan. The Committee may take into consideration a Participant’s willing waiver of future participation under the Prior Plan.

7.       Vesting of Units.

(a)               Vesting of Units under Option 1. A nonvested Unit granted to a Participant who has elected to receive a Unit Appreciation Payment under Option 1 of this Plan shall vest at the earlier of the following events: (i) completion of 1,825 full calendar days of continuous service with the Bank from Grant Date; (ii) an involuntary separation from service without cause (as defined in Section 8.(a)(ii)) that occurs within the one hundred and eighty (180) day period preceding a Liquidity Event; (iii) upon Disability or death of the Participant described in Section 8.(d) and (e), respectively; or (iv) upon the occurrence of a Liquidity Event.

(b)               Vesting of Units under Option 2. A nonvested Unit granted to a Participant who has elected to receive a Unit Appreciation Payment under Option 2 of this Plan shall vest at the earlier of the following events: (i) completion of 1,825 full calendar days of continuous service with the Bank from the Grant Date; (ii) an involuntary separation from service without cause that occurs within the one hundred and eighty (180) day period preceding a Liquidity Event; (iii) upon Disability or death of the Participant; or (iv) upon the occurrence of a Liquidity Event.

(c)               Partial Vesting upon a Partial Liquidity Event. If the Liquidity Event results in only a partial cash distribution to the Company or to the Shareholders so that less than 100% of the Common Stock or Company assets are sold, the nonvested Units shall partially vest based on a fraction, the numerator of which shall be the cash exchanged in the Liquidity event and the denominator shall be 100% of the Fair Market Value of the then outstanding Common Stock: the remainder of the nonvested Units shall continue to be subject to vesting as provided above in Sections 7.(a) or 7.(b) or shall be forfeited as the case may be.

(d)               Forfeiture of Nonvested Units Upon Separation From Service. Except as may otherwise be provided in this Section 7., all nonvested Units granted to a Participant shall be forfeited and become null and void upon separation from service for any reason.

(e)               Forfeiture of Vested Units and/or Repayment of Unit Appreciation Payments.

(i)                 Forfeiture. Notwithstanding the foregoing, a Participant’s vested Units shall become forfeited and null and void if the Participant’s involuntary separation from service for cause (as defined in Section 8(c)).

(ii)              Repayment of Unit Appreciation Payments. If after separation from service for any reason (except an involuntary separation from service without cause), the Participant shall fail to comply with the Noncompetition Requirement in the Unit Agreement, (i) all vested Units shall be forfeited and (ii) any payments attributable to Units received by the Participant within the Noncompetition Requirement shall be repaid to the Company within ninety (90) days of such failure to comply or as the Participant and Committee may otherwise agree in writing.

8.       Unit Appreciation Payment

(a)       Payment Pursuant to Option 1.

(i)                 Payment of Vested Units. A Unit Appreciation Payment for vested Units under Option 1 shall be made in a lump sum on the 90th day following the date such Units become vested under Section 7.(a), and pursuant to such additional applicable payment terms under this Section 8. The amount of the Unit Appreciation Payment shall be the difference between the Base Price of the vested Unit and the Fair Market Value as of the date of vesting.

(ii)                 Payment of Certain Nonvested Units. If the Bank had initiated the Participant’s involuntary separation from service for any reason other than for Cause, Death or Disability (“involuntary separation from service without cause”) and the Participant had not completed 1,825 full calendar days of continuous service with the Bank from the Grant Date as of the date of the involuntary separation from service without cause, the Participant shall nevertheless receive a Unit Appreciation Payment if and only if a Liquidity Event occurs within 180 days after the date of the Participant’s involuntary separation from service without cause. The amount of the Unit Appreciation Payment shall be the difference between the Base Price of each vested Unit and the Fair Market Value of such Unit determined as of the date of the Liquidity Event (but not below zero). If no Liquidity Event shall occur within the 180 day period after the involuntary separation from service without cause, the nonvested Unit shall be forfeited and null and void as of the date of separation from service.

(b)       Payment Pursuant to Option 2.

(i)                 Payment of Vested Units.

(1)               While Employed by the Company. A Unit Appreciation Payment for vested Units under Option 2 shall be made only upon the occurrence of a Liquidity Event and pursuant to the same terms and conditions of the Liquidity Event as applicable to holders of the Common Stock. The amount of the Unit Appreciation Payment shall be the difference between the Base Price of each vested Unit and the Fair Market Value of such Unit as determined in the Liquidity Event.

(2)               Termination after Involuntary Separation from Service Without Cause. A Unit Appreciation Payment for vested Units under Option 2, after a Participant’s involuntary separation from service without cause, shall be made only upon the occurrence of a Liquidity Event and pursuant to the same terms and conditions of the Liquidity Event as applicable to holders of the Common Stock. The amount of the Unit Appreciation Payment shall be the difference between the Base Price of each vested Unit and the Fair Market Value of such Unit as determined on the date of the Participant’s involuntary separation from service without cause.

(ii)                 Payment of Certain Nonvested Units. If the Bank had initiated the Participant’s involuntary separation from service without cause and the Participant had not completed 1,825 full calendar days of continuous service with the Bank from the Grant Date as of the date of the involuntary separation from service without cause, the Participant shall nevertheless receive a Unit Appreciation Payment if and only if a Liquidity Event occurs within 180 days after the date of the Participant’s involuntary separation from service without cause. The amount of the Unit Appreciation Payment shall be the difference between the Base Price of each vested Unit and the Fair Market Value of such Unit determined as of the date of the Liquidity Event (but not below zero). If no Liquidity Event shall occur within the 180 day period after the involuntary separation from service without cause, the nonvested Unit shall be forfeited and null and void as of the date of separation from service.

(c)       Separation from Service for Cause. If the Bank shall initiate the Participant’s separation from service for cause (“involuntary separation from service for cause”), all of the Units then granted to the Participant (whether vested or unvested) shall immediately be forfeited and become null and void, and no Unit Appreciation Payment shall be made as to such forfeited Units under any circumstances. If the involuntary separation from service for cause is not defined in any separate employment agreement between the Participant and the Company, then for purposes of this Plan, “involuntary separation from service for cause” shall mean the Participant’s:

(i)                 dishonesty, fraud, malfeasance, gross negligence or misconduct which, in the reasonable judgment of the Company, has resulted, or is likely to result, in material injury to Company, its affiliates or the business reputation of Company or its affiliates;

(ii)              willful failure to comply with the direction (consistent with Participant’s duties) of the Company or the Bank or to follow the policies, procedures, and rules of Company or Bank;

(iii)            negligent failure to comply with the direction (consistent with Participant’s duties) of the Company or the Bank or to follow the policies, procedures, and rules of Company or Bank which is not substantially cured as is objectively reasonable within thirty (30) days of receipt of written notice from Company or Bank specifying the failure;

(iv)             conviction of, or Participant’s entry of a plea of guilty or no contest to, a felony or crime involving moral turpitude; or

(v)               failure to meet goals and performance objectives as specified by the Company and/or the Chairman on an annual basis.

(d)       Separation from Service due to Disability. A Participant’s separation from service due to the Participant’s Disability occurs when the Participant has been diagnosed with a medically determinable physical or mental impairment that conforms to one of the definitions in Regulation 1.409A-3(i)(4)(i). All nonvested Units shall thereupon vest as of the date of Disability. All vested Units under Option 1 and Option 2 shall receive Unit Appreciation Payments in an amount that shall be the difference between the Base Price of each vested Unit and the Fair Market Value of such Unit determined as of the date of separation from service due to Disability (but not below zero). Unless the Participant or the Participant’s guardian shall tender cash to the Company in full payment of applicable all Participant and Company payroll and withholding taxes attributable to all Unit Appreciation Payments, the amount of such Unit Appreciation Payment shall be reduced (but not below zero) by the amount of Participant and Company payroll and withholding taxes. Payment of the Unit Appreciation Payment shall be made on the 90th day following the date of separation from service due to Disability. No further payments shall thereafter be made to such Units.

(e)       Separation from Service due to Death. A Participant’s separation from service due to the Participant’s Death shall cause all nonvested Units to vest as of the date of Death. All vested Units under Option 1 and Option 2 shall receive Unit Appreciation Payments in an amount that shall be the difference between the Base Price of each vested Unit and the Fair Market Value of such Unit determined as of the date of separation from service due to Death (but not below zero). Unless the Participant’s estate or trust shall tender cash to the Company in full payment of applicable all Participant and Company payroll and withholding taxes attributable to all Unit Appreciation Payments, the amount of such Unit Appreciation Payment shall be reduced (but not below zero) by the amount of Participant and Company payroll and withholding taxes. Payment of the Unit Appreciation Payment shall be made on the 90th day following the date of separation from service due to Death. No further payments shall thereafter be made to such Units.

(f)                Voluntary Separation from Service. If a Participant voluntarily separates from service before the Units are vested under Option 1 or Option 2, the Participant’s nonvested Units shall immediately be forfeited and become null and void, and no Unit Appreciation Payment shall be made as to those nonvested Units under any circumstances.

(g)               Form of payment. The Committee shall have the discretion to pay the amount of the Unit Appreciation Payment either in (i) cash, (ii) Common Stock with cash for fractional shares and for the payment of withholding and payroll taxes, or (iii) in kind consideration as provided in the Liquidity Event with cash for fractional shares and for the payment of withholding and payroll taxes.

(h)               No interest. No interest shall be paid on any unpaid vested Unit Appreciation Payment under any circumstances.

(i)                 Withholding and Payroll Taxes. Unless the Participant shall tender cash to the Company in full payment of all applicable Participant and Company payroll and withholding taxes attributable to a Unit Appreciation Payment, the amount of such Unit Appreciation Payment shall be reduced (but not below zero) by the total amount of Participant’s and Company’s payroll and withholding tax obligations.

9.                  At Will Employment. Nothing in the Plan or in any Unit Agreement hereunder shall confer upon any Participant any right to continue in the employ of the Bank, or shall interfere with or restrict in any way the rights of the Bank, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, as an involuntary separation from service without cause or for cause as those terms are defined in Section 8 hereof except to the extent expressly provided otherwise in a written employment agreement between the Participant and the Company.

10.              Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are Participants are permitted to participate in the Plan, provided that members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any Unit pursuant to the Plan.

11.              Transferability. Any rights granted to a Participant under the terms of this Plan may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect and null and void.

12.              Adjustments Upon Changes in Capitalization. Unless the Committee specifically determines otherwise, the price per share of Common Stock covered by each Unit under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Plan. Any adjustment accomplished as a result of a change in capitalization shall be subject to any required action by the shareowners of the Company.

13.              Amendment or Termination.

(a)               The Committee may, without further action by the Board and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with applicable self-regulatory organization rules or requirements.

(b)               The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without Board approval, the Committee may not materially amend the Plan, including, but not limited to, increasing the number of shares of Common Stock to be issued under the Plan (other than adjustments pursuant to Section 12).

14.              Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

15.              Conditions Upon Issuance of Shares. Common Stock that may be issued with respect to a Unit Appreciation Payment shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed.

16.              Compliance with Laws.

(a)       Securities Laws. The Plan, the granting and vesting of Units under the Plan and the payment of Unit Appreciation Payment are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. To the extent permitted by applicable law, the Plan and Units granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(b)               Non-ERISA Plan. Unless otherwise determined by the Committee, in each Unit Agreement, the Participant shall acknowledge and agree with the Company as follows: (a) the Plan serves as part of the compensation package for key employees and provides a mechanism to monetize executive performance consistent with adding Shareholder value; (b) the award of Units is not a security and does not provide rights as a holder of Common Stock; (c) the Plan is intended not to be an ERISA plan and is limited to key employee participants and not available to all employees; (e) no Units granted under the Plan may be sold, pledged, assigned or transferred in any way; and (f) the Company shall be entitled to require that appropriate payroll and withholding taxes be withheld at the time of the payment of the Unit Appreciation Payment to the Participant.

(c)               Code §409A Compliant Construction. The Plan is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Any provision of the Plan that would cause a grant or any other payment under the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance). If the Committee at any time determines that the Plan or Units granted under the Plan are or may be subject to, and fail or may fail to comply with, the requirements of Section 409A of the Code, the Committee may make such modifications to the Plan and to the terms of any Unit Agreements as it deems advisable to comply. Notwithstanding the foregoing, nothing herein shall create any obligation by the Company to any participant should the grant of a Unit or if a Unit Appreciation Payment shall fail to satisfy Section 409A of the Code.

17.              Interpretation. Any dispute regarding the interpretation of this Plan shall be submitted by the Participant or the Company to the Committee for review, and shall be reviewed in favor of this Plan. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

18.              Confidentiality of the Plan. The terms of this Plan are proprietary in nature and the Participant shall not make any public statement, announcement, press release, or otherwise disclose the terms of the Plan, or make public any documents Participant receives describing the Plan (including but not limited to, the Unit Agreement, the Plan, summary plan document, etc.), to any third parties not affiliated with the Company, without the prior written consent of the Company. Notwithstanding the foregoing, nothing herein shall prohibit Participant from sharing the terms of the Plan with Participant’s own legal counsel and/or accountants.

19.              Additional Restrictions of Section 16 of the Exchange Act. The terms and conditions of rights granted hereunder to persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of the rules and regulations promulgated under such Section 16. This Plan, the Units, the Unit Appreciation Payment any and the shares that may be issued hereunder shall be subject to, such additional conditions and restrictions as may be required by such rules and regulations to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

20.              WAIVER OF JURY TRIAL. THE COMPANY AND EACH PERSON WHO IS A PARTICIPANT, BENEFICIARY, ESTATE, HEIR OR ASSIGN OF A UNIT EXPRESSLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF THIS PLAN.

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As adopted by the Board of Directors of

Professional Holding Corp.

Effective as of October 21, 2014

EXHIBIT A

PROFESSIONAL HOLDING CORP.

2014 STOCK APPRECIATION RIGHTS PLAN

UNIT AGREEMENT